                                                                   EXHIBIT 10(z)


                         SEVENTH AMENDMENT TO REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

         This Seventh Amendment To Revolving Credit and Term Loan Agreement (this "Seventh Amendment") is made by and between PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and Wells Fargo Bank (Texas), National Association (formerly First Interstate Bank of Texas, N.A.) ("Bank").

         WHEREAS, the parties entered into that one certain Revolving Credit and Term Loan Agreement dated February 16, 1994 (the Revolving Credit and Term Loan Agreement dated February 16, 1994 and all amendments thereto and restatements thereof are hereinafter collectively referred to as the "Loan Agreement"); and

         WHEREAS, the parties entered into that one certain First Amendment To Revolving Credit and Term Loan Agreement dated February 9, 1995 ("First Amendment"); and

         WHEREAS, the parties entered into that one certain Second Amendment To Revolving Credit and Term Loan Agreement dated May 9, 1995 ("Second Amendment"); and

         WHEREAS, the parties entered into that one certain Third Amendment To Revolving Credit and Term Loan Agreement dated September 29, 1995 ("Third Amendment"); and

         WHEREAS, the parties entered into that one certain Fourth Amendment To Revolving Credit and Term Loan Agreement dated February 16, 1996 ("Fourth Amendment"); and

         WHEREAS, the parties entered into that one certain Fifth Amendment To Revolving Credit and Term Loan Agreement dated July 9, 1996 ("Fifth Amendment"); and

         WHEREAS, the parties entered into a letter agreement dated December 16, 1996; and

         WHEREAS, the parties entered into a letter agreement dated February 11, 1997; and

         WHEREAS, the parties entered into that one certain Sixth amendment To Revolving Credit and Term Loan Agreement dated March 31, 1997 ("Sixth Amendment"); and

         WHEREAS, the parties desire to amend the Loan Agreement in certain respects; and

         WHEREAS, capitalized terms used herein shall have the meaning assigned to them in the Loan Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the parties as follows:

                                       1.

         The definition of Termination Date in Article I of the Loan Agreement is amended to read in its entirety as follows:

                  "Termination Date" shall mean June 30, 2000.

                                       2.

         The following new definitions are added to Article I of the Loan
Agreement:

                 "Applicable Margin" shall mean the rate per annum set forth below for the type of advance indicated in effect from time to time in the case of a Floating Prime Advance and at the time of Advance in the case of a Eurodollar Advance:

         12-Month Trailing             Floating Prime            Eurodollar
              EBITDA                      Advance                  Advance
         -----------------             --------------            ----------
         <$3,200,000                       1.0%                    N/A

         $3,200,000 - $4,000,000            .5%                    N/A

         $4,000,000 - $4,500,000           -0-                     N/A

         >$4,500,000                       -0-                    2.75%

         "Commitment Reduction" shall mean the amount shown opposite each calendar quarter in section 2.01(a).

         "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

                                       3.

Section 2.01(a) of the Loan Agreement is amended to read as follows:

         (a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement, Bank agrees to extend to Company from the date hereof through the Termination Date (the "Revolving Credit Period"), a revolving line of credit which shall not exceed three million four hundred sixty-one thousand seven hundred forty-seven and 80/100 dollars ($3,461,747.80) at any one time outstanding prior to December 31, 1997. On the last day of each and every calendar quarter beginning with the calendar quarter ended December 31, 1997 the maximum principal amount which may at any one time be outstanding under the revolving line of credit shall be further and additionally reduced by Company by the amount set forth opposite the particular quarter below:

                 Quarter                               Commitment Reduction
                 -------                               --------------------
                 December 31, 1997                          $161,747.80
                 March 31, l998                              100,000.00
                 June 30, 1998                               600,000.00
                 September 30, 1998                          600,000.00
                 December 31, 1998                           100,000.00
                 March 31, 1999                              200,000.00
                 June 30, 1999                               600,000.00
                 September 30, 1999                          600,000.00
                 December 31, 1999                           100,000.00
                 March 31, 2000                              200,000.00
                 June 30, 2000                               200,000.00

(each maximum amount outstanding under the line of credit from time to time in effect is hereinafter referred to as the "Commitment"). The amount of the Commitment shall also be reduced by the amount of net proceeds from the sale of real property of Borrower or any Subsidiary applied to the payment of the Note. Any payments received from the proceeds of sale of real property of Borrower or any Subsidiary will not reduce or affect the next scheduled Commitment Reduction, but shall be applied in inverse order to the scheduled

Commitment Reductions. For example, the application of $300,000 in net proceeds from the sale of real estate will first cause the Commitment Reduction on March 31, 2000 to be reduced to zero and cause the Commitment Reduction on December 31, 1999 to be reduced to $300,000, and the subsequent application of $400,000 of net proceeds from a second sale of real estate will reduce the Commitment Reduction on December 31, 1999 to zero and cause the Commitment Reduction on September 30, 1999 to be reduced to $400,000. Bank shall not be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of the Obligations of Company to Bank hereunder exceeds Bank's Commitment in effect at such time.

         Within the limits of this Section 2.01, during the Revolving Credit Period, Company may borrow, prepay pursuant to Section 4.04 hereof and reborrow under this Section 2.01. Each advance made by Bank under Section 2.01 and
Section 2.02 is herein called an "Advance" and all Advances made by Bank hereunder are herein collectively called a "Revolving Credit Loan".

                                       4.

Section 2.02(a) of the Loan Agreement is amended to read as follows:

                 (a) Request for Advance. Each request by Company to Bank for an Advance under Section 2.01 hereof (a "Request for Advance") shall be in writing and specify the aggregate amount of such requested Advance, the requested date of such Advance, and when the Request for Advance specifies a Eurodollar Advance, the Interest Period which shall be applicable thereto; provided, however, Borrower shall not be entitled to request a Eurodollar Advance unless 12-months trailing EBITDA exceeds four million five hundred thousand dollars ($4,500,000). The aggregate number of unpaid Eurodollar Advances shall not exceed four (4) at any time. Company shall furnish to Bank the Request for Advance by at least 11:00 a.m. (Fort Worth time) three (3) Eurodollar Business Days prior to the requested Eurodollar Advance date (which must be a Eurodollar Business Day) and by at least 2:00 p.m. (Fort Worth time) on the requested borrowing date (which must be a Business Day) for a Floating Prime Advance. Any written Request for Advance shall: (i) in the case of a Floating Prime Advance, be in the form attached hereto as Exhibit "C," and (ii) in the case of a Eurodollar Advance, be in the form attached hereto as Exhibit "D." Each Floating Prime Advance shall be in an aggregate principal amount of ten thousand dollars ($10,000.00) or any integral multiple of ten thousand dollars ($10,000.00). Each Eurodollar Advance shall be in an amount of at least one million dollars ($1,000,000.00) or any higher integral multiple of $1,000,000.00.

                 Prior to making a Request for Advance, Company may (without specifying whether the anticipated Advance shall be a Floating Prime Advance or Eurodollar Advance) request that Bank provide Company with the most recent Interbank Offered Rate available to Bank. Bank shall endeavor to provide such quoted rates to Company on the date of such request.

                 Each Request for Advance shall be irrevocable and binding on Company and, in respect of the Advance specified in such Request for Advance, Company shall indemnify Bank against any cost, loss or expense incurred by Bank as a result of any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund the Advance to be made by Bank as part of such Advance when such Advance, as a result of such failure, is not made on such date.

                                       5.

         Section 2.02(c) of the Loan Agreement is amended to read in its entirety as follows:

                 (c) Selection of Interest Option. Upon making a Request for Advance under Section 2.02(a) hereof, Company shall advise Bank as to whether the Advance shall be (i) a Eurodollar Advance, in which case Company shall specify the applicable Interest Period therefor, or
         (ii) a Floating Prime Advance. At least three (3) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Advance (whether such termination occurs before or after the Termination Date) Company shall give Bank written notice (the "Rollover Notice") of the interest option which shall be applicable to such Advance to be rolled over upon the expiration of such Interest Period. If Company shall specify that such Advance shall be a Eurodollar Advance, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Company with respect to such Advance. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Bank. If the required Rollover Notice shall not have been timely received by Bank prior to the expiration of the then relevant Interest Period, then Company shall be deemed to have elected to have such Advance be a Floating Prime Advance. With respect to any Floating Prime Advance, Company shall have the right, on any Eurodollar Business Day (a "Conversion Date") to convert such Floating Prime Advance to a Eurodollar Advance by giving Bank a Rollover Notice of such selection at least three (3) Eurodollar Business Days prior to such Conversion Date if at such time twelve (12) months trailing
         EBITDA exceeds four million five hundred thousand dollars
         ($4,500,000).

                 Notwithstanding anything to the contrary contained herein, Company shall have no right to request a Eurodollar Advance if (a) the interest rate applicable thereto under Section 2.03 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Advance, (b) at such time twelve
         (12) months trailing EBITDA is equal to or less than four million five hundred thousand dollars ($4,500,000), or (c) if an Event of Default has occurred and is continuing.

                                       6.

                 Section 2.03 of the Loan Agreement is amended to read in its entirety as follows:

                          2.03. Interest Rates. The unpaid principal of each Floating Prime Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of: (a) the Floating Prime Rate, plus the Applicable Margin in effect from day to day or (b) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of
                 (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus the Applicable Margin or (b) the Maximum Rate. All past due principal of, and to the extent permitted by applicable law, interest on the Note shall bear interest at the Past Due Rate. Notwithstanding the foregoing, the unpaid principal balance of the Note shall bear interest as provided in Section 4.05(c) hereof, upon the occurrence of the circumstances described in such section.

                                       7.

                 A new section 8.19 is added to the Loan Agreement which shall read in its entirety as follows:

                          8.19.   Real Estate Sales. Company and its
                 Subsidiaries shall promptly apply all net proceeds of the sale of real estate owned by Company or any of its Subsidiaries to the payment of the Note and the amount of such payment shall reduce the amount of the Commitment in section 2.01(a) in inverse order.

                                       8.

                 Section 9.01, Section 9.04, Section 9.14 and Section 9.15 of the Loan Agreement are amended to read in their entirety as follows:

                          9.01. Funded Debt to Net Cash Flow. Permit the ratio of Funded Debt as of the end of any fiscal quarter to Net Cash Flow of Pancho's Mexican Buffet, Inc. and its Subsidiaries for the four quarter period ending as of the end of the preceding fiscal quarter at any time to be greater than
                 2.25 to 1.0; or

                                     ***

                          9.04. Transfer of Assets. Transfer any funds or assets to PMB International, Inc. and its Subsidiaries in an amount in excess of $100,000 during the fiscal year 1998 or transfer any funds to PMB International, Inc. or its Subsidiaries in fiscal 1999 or any year thereafter; or

                          9.14 Capital Expenditure. Permit the cash paid for Capital Expenditures on a Consolidated basis to exceed six hundred fifty thousand dollars ($650,000) per fiscal year.

                          9.15 Dividends. Pay any Dividends until 12-month
                 rolling EBITDA exceeds three million dollars ($3,000,000) or pay any Dividends in excess of one hundred fifty thousand dollars ($150,000) in the aggregate during any fiscal year of Company.

                                       9.

                 A new section 9.16 is added to the Loan Agreement which shall read as follows:

                          9.16. EBITDA. Permit trailing three (3) months EBITDA to be less than the sum of (a) 125% of the amount of the next scheduled Commitment Reduction and (b) Capital Expenditures during any 3-month period beginning with the quarter ended March 31, 1998.

                                      10.

                 New sections 10.01(j) and Section 10.01(k) are added to the Loan Agreement which shall read in their entirety as follows:

                          (j) The failure of Company to promptly apply all net proceeds from sale of real property of Company or any of its Subsidiaries to the unpaid balance of the Note; or

                          (k) The failure of Company to reduce the unpaid principal balance of the Note to an amount equal to or less than the amount of the Commitment then in effect.

                 Except as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the letter agreements dated December 16, 1996 and February 11, 1997, the Loan Agreement is ratified and confirmed and shall remain in full force and effect.

                                      12.

                 At the time of execution of this Seventh Amendment, Company shall pay to Bank a fee in the amount of fifteen thousand dollars ($15,000) and all attorney's fees incurred by Bank.

                                      13.

                 The Company represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Seventh Amendment, as follows:

                 (a) The Company has corporate power and authority to execute, deliver and perform this Seventh Amendment, and all corporate action on the part of the Company requisite for the due execution, delivery and performance of this Seventh Amendment has been duly and effectively taken.

                 (b) The Loan Agreement and the Loan Documents and each and every other document executed and delivered in connection with this Seventh Amendment to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

                 (c) This Seventh Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Company, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Company is subject. The Company's execution of this Seventh Amendment will not result in the creation or imposition of any lien upon any properties of the Company, other than those permitted by the Loan Agreement and this Seventh Amendment.

                 (d) The Company's execution, delivery and performance of this Seventh Amendment do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

                 (e) All financial information previously presented to the Bank fairly present the financial condition of the Company and its Subsidiaries as of the date of such information and the results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis.

                 (f) The Company has performed and complied with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by the Company prior to or at the time of delivery of this Seventh Amendment.

                 (g) After giving effect to this Seventh Amendment, no default or Event of Default exists and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

                                      14.

         The effectiveness of this Seventh Amendment shall be conditioned on the receipt by the Bank of each of the following:

                 (a) Corporate resolutions of Company authorizing the execution of this Seventh Amendment;

                 (b)      Incumbency certificate of Company;

                 (c) The fee in the amount of fifteen thousand dollars ($15,000); and

                 (d)      The payment of all attorney's fees incurred by Bank.

                                      15.

         Company hereby expressly ratifies, confirms and extends all deed of trust and mortgage liens and all security interests in favor of Bank and agrees that each deed of trust lien, mortgage lien and security interest in favor of Bank shall remain in full force and effect until all indebtedness of Company to Bank is paid in full and all commitments of Bank to Company have terminated.

                                      16.

         Company agrees to pay any and all costs and expenses incurred by Bank in connection with this Seventh Amendment (including, but not limited to, any and all appraisal fees, cost of title searches, costs of environmental reports, recording fees, conveyance fees and reasonable attorneys fees) within ten (10) days of the date of any invoice for such costs and expenses. Company, at Company's expense, agrees to promptly execute and deliver to Bank upon request any and all other and further documents, agreements and instruments as may be requested by Bank in connection with or relating to this Seventh Amendment and the Loan Agreement or as may be necessary to correct any omissions or defects in the documents, agreements or instruments delivered to Bank in connection therewith.

                                      17.

         The parties agree to be bound by the terms and provisions of the current Arbitration Program of Wells Fargo Bank (Texas), National Association, which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

                                      18.

         Each of the Guarantors hereby consents to and accepts the terms and conditions of this Seventh Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its continuing Guaranty Agreement, executed and delivered to the Bank as of February 16, 1994, guaranteeing payment of the obligations is and remains in full force and effect.

                                      19.

         This Seventh Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Seventh Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Seventh Amendment.

                                      20.

         This Seventh Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                                      21.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         Executed to be effective as of December 1, 1997.

                                     PMB ENTERPRISES WEST, INC.

                                     By:/s/ SAMUEL L. CARLSON
                                        ----------------------------------------
                                        Samuel L. Carlson, Senior Vice President

                                                                         COMPANY

                                     WELLS FARGO BANK (TEXAS),
                                     NATIONAL ASSOCIATION (formerly First
                                     Interstate Bank of Texas, N.A.)

                                     By: /s/ ROGER FRUENDT
                                        ----------------------------------------
                                        Roger Fruendt, Vice President

                                                                            BANK

AGREED TO:

PANCHO'S MEXICAN BUFFET, INC.

By:/s/ W. BRAD FAGAN
   ----------------------------------------
         Name:  Brad Fagan
         Title: VP-TREASURER

PMB INTERNATIONAL, INC.

By:/s/ W. BRAD FAGAN
   ----------------------------------------
         Name:  Brad Fagan
         Title: VP-TREASURER

PAMEX OF TEXAS, INC.

By:/s/ CAROLYN TETTS
   ----------------------------------------
         Name:  Carolyn Tetts
         Title: SEC/TREAS.

                                        GUARANTORS

                           PMB ENTERPRISES WEST, INC.

                             OFFICER'S CERTIFICATE

         The undersigned hereby certifies that he is the duty elected, qualified and acting Secretary of PMB Enterprises West, Inc., a New Mexico corporation (the "Company"), and as such officer, he is familiar with the Company's properties, affairs and records. The undersigned hereby certifies as follows:

         1. Attached hereto as Exhibit "A" is a true and correct copy of the Articles of Incorporation of the Company, as filed with the Secretary of State of the State of New Mexico. Such Articles of Incorporation have not been amended, modified or restated except as shown in Exhibit "A", and are in full force and effect as of the date hereof.

         2. Attached hereto as Exhibit "B" is a true and correct copy of the Bylaws of the Company. Such Bylaws are in full force and effect as of the date hereof and have not been amended, supplemented, altered or repealed.

         3. Attached hereto as Exhibit "C" is a true, complete and correct copy of certain resolutions adopted effective as of December 1, 1997 (the "Resolutions"). The Resolutions have not been amended, modified, repealed or otherwise altered in any manner and are in full force and effect as of the date hereof.

         4. Each officer of the Company has been duly authorized to execute and deliver the Seventh Amendment To Revolving Credit and Term Loan Agreement dated December 1, 1997 (the "Seventh Amendment") and loan and other documents required by the Seventh Amendment for and on behalf of the Company.

         5. The persons named below are on the date hereof the duly elected and qualified officers of the Company holding the office set forth opposite their respective names and their signatures appearing on the right of their respective names are the genuine signatures of said officers.

         Officer                           Name                     Signature of Officer
         -------                           ----                     --------------------
         President                         Hollis Taylor            /s/ HOLLIS TAYLOR
                                                                    -------------------------------

         Senior Vice President             Samuel L. Carlson        /s/ SAMUEL L. CARLSON
         and Secretary                                              -------------------------------

         Assistant Secretary               William Brad Fagan       /s/ WILLIAM BRAD FAGAN
                                                                    -------------------------------

         IN WITNESS WHEREOF, I have hereunto subscribed my signature effective as of the 1 day of December, 1997.
                                                    /s/ SAMUEL L. CARLSON
                                                    ----------------------------
                                                    Samuel L. Carlson, Secretary

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 3

                           ARTICLES OF INCORPORATION

                                       OF

                           PMB ENTERPRISES WEST, INC.

                                   ARTICLE I

     The name of the proposed corporation shall be PMB Enterprises West, Inc.

                                   ARTICLE II

     The period limited for the duration of the corporation is ninety-nine (99) years from the date hereof.

                                  ARTICLE III

     The nature of the business, or objects, or purposes proposed to be transacted, promoted, or carried on is:

     1. To own, lease, manage, or otherwise operate motels, restaurants, night clubs, including related facilities thereto;

     2. To acquire, purchase, lease, option, own, sell, mortgage, work or otherwise deal in land and personal property;

     3. To engage in any and all activities authorized by the Business Corporation Act of the State of New Mexico.

                                   ARTICLE IV

     1. The amount of total authorized capital stock of this corporation shall be $25,000 divided into 25,000 shares of common stock of par value of ONE DOLLAR ($1.00) each.

     2. The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of 1,000 shares of common stock.

     3. Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the company, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 3

                                   ARTICLE V

     The location of the corporation's initial registered office shall be 8200 1/2 Menaul NE, Albuquerque, New Mexico, 87110, and the name of its registered agent at such address is Joe Armijo.

                                   ARTICLE VI

     The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

          Joe Armijo                         Mary Lou Armijo
          3843 Riverview Drive, N.W.         3843 Riverview Drive, N.W.
          Albuquerque, New Mexico            Albuquerque, New Mexico

          Vincent Arroyo
          1616 Speronelli Road, N.W.
          Albuquerque, New Mexico

          Jesse Arrambide III
          1617 Rim Road
          El Paso, Texas

                                  ARTICLE VII

     The management of the corporation shall be vested in a Board of not less than three nor more than fifteen directors. The number of directors, within the aforesaid limits, may be fixed from time to time by the by-laws and until so fixed shall remain at three. The directors shall be chosen annually by the stockholders at the time and place provided by the by-laws, and shall hold office for one year and until others are chosen and qualify in their stead. Power is hereby conferred upon the Board of Directors to make and alter the by-laws of the corporation.

                                  ARTICLE VIII

     Pre-emptive rights shall not be allowed to the holders of the capital stock of this corporation.

                                   ARTICLE IX

     Cumulative voting shall not be allowed.

                                   ARTICLE X

     The name and address of the incorporators:

                    Joe Armijo
                    3843 Riverview Drive, N.W.
                    Albuquerque, New Mexico.

                                                                       EXHIBIT A
                                                                     PAGE 3 OF 3

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of May, 1976.


                                             /s/ JOE ARMIJO
                                             -----------------
                                                 JOE ARMIJO

STATE OF NEW MEXICO   )
                      )  ss.
COUNT OF SANTA FE     )

     The foregoing instrument was acknowledged before me this 4th day of May, 1976, by JOE ARMIJO.


                                             /s/ ANNETTE BYRNES
                                             ----------------------
                                                Notary Public



My Commission Expires:


     1-10-79
----------------------

                                                                       EXHIBIT B
                                                                     PAGE 1 OF 6

                                    BY-LAWS

                                       of


                           PMB ENTERPRISES WEST, INC.

                              ARTICLE 1 - OFFICES

     SECTION 1.   REGISTERED OFFICE.   The registered office shall be
established and maintained at 8200 1/2 Menaul NE, Albuquerque, New Mexico, 87110, in the County of Bernalillo in the State of New Mexico.

     SECTION 2.   OTHER OFFICES.   The corporation may have other offices,
either within or without the State of New Mexico, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

     SECTION 1.   ANNUAL MEETINGS.   Annual meetings of stockholders for the
election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of New Mexico, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in New Mexico on April 25.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2.   OTHER MEETINGS.   Meetings of stockholders for any purpose
other than the election of directors may be held at such time and place within or without the State of New Mexico, as shall be stated in the notice of the meeting.

     SECTION 3.   VOTING.   Each stockholder entitled to vote in accordance
with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of New Mexico.

     SECTION 4.   STOCKHOLDER LIST.   The officer who has charge of the stock
ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetically addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held. Which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

                                                                     EXHIBIT B
                                                                     PAGE 2 OF 6

     SECTION 5. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 6.   SPECIAL MEETINGS.   Special meetings of the stockholders, for
any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

     SECTION 7.   NOTICE OF MEETINGS.   Written notice, stating the place, date
and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

     SECTION 8.   BUSINESS TRANSACTED.   No business other than that stated in
the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     SECTION 9.   ACTION WITHOUT MEETING.   Except as otherwise provided by the
Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                            ARTICLE III - DIRECTORS

     SECTION 1.   NUMBER AND TERM.   The number of directors shall be not less
than three. The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.

     SECTION 2.   RESIGNATIONS.   Any director, member of a committee or other
officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3.   VACANCIES.   If the office of any director, member of a
committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4.   REMOVAL.   Any director or directors may be removed either
for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled

                                                                     EXHIBIT B
                                                                     PAGE 3 OF 6


to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     SECTION 5.   INCREASE OF NUMBER.   The number of directors may be
increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     SECTION 6.   COMPENSATION.   Directors shall not receive any stated salary
for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 7. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior of such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                             ARTICLE IV - OFFICERS

     SECTION 1.   OFFICERS.   The officers of the corporation shall consist of
a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

     SECTION 2.   OTHER OFFICERS AND AGENTS.   The Board of Directors may
appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3.   CHAIRMAN.   The Chairman of the Board of Directors if one be
elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4.   PRESIDENT.   The President shall be the chief executive
officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 5.   VICE-PRESIDENT.   Each Vice-President shall have such powers
and shall perform such duties as shall be assigned to him by the directors.

                                                                       EXHIBIT B
                                                                     PAGE 4 OF 6

     SECTION 6.   TREASURER.   The Treasurer shall have the custody of the
corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

     SECTION 7.   SECRETARY.   The Secretary shall give, or cause to be given,
notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose, and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

     SECTION 8.   ASSISTANT TREASURERS & ASSISTANT SECRETARIES.   Assistant
Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                   ARTICLE V

     SECTION 1.   CERTIFICATES OF STOCK.   Every holder of stock in the
corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

     SECTION 2.   LOST CERTIFICATE.   New certificates of stock may be issued
in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

                                                                    EXHIBIT B
                                                                    PAGE 5 OF 6


     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     SECTION 6. SEAL. The corporate seal shall contain the name of the corporation, and the words "CORPORATE SEAL". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     SECTION 8. CHECKS. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

                                                                     EXHIBIT B
                                                                     PAGE 6 OF 6


                            ARTICLE VI - AMENDMENTS

     These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

                           CORPORATION RESOLUTION OF
                           PMB ENTERPRISES WEST, INC.

         I, SAMUEL L. CARLSON, do hereby certify that I am the Secretary of PMB ENTERPRISES WEST, INC., a New Mexico Corporation, and that the following is a full, true and correct copy of resolution adopted by the Board of Directors, to-wit:

         "RESOLVED that PMB Enterprises West, Inc. (the "Corporation")is authorized to execute the Seventh Amendment to Revolving Credit and Term Loan Agreement between the Corporation and Wells Fargo Bank (Texas) National Association in the form attached to these resolutions.

         "RESOLVED FURTHER that Hollis Taylor, the president of the Corporation, Samuel L. Carlson, the senior vice president of the Corporation, or William Brad Fagan, the assistant secretary of the Corporation, are each authorized to execute, on behalf of the Corporation, the Seventh Amendment to Revolving Credit and Term Loan Agreement in the form attached to these resolutions.

WITNESS MY HAND AND THE SEAL OF PMB ENTERPRISES WEST, INC., December 1, 1997.


                                             /s/ SAMUEL L. CARLSON
                                             -----------------------
                                                   SAMUEL L. CARLSON

         SUBSCRIBED and sworn to before me by SAMUEL L. CARLSON, Secretary of PANCHO'S MEXICAN BUFFET, INC. this 1st day of December, 1997.

[Notary Public Seal]                         /s/ CAROLYN TETTS
                                             -----------------------
                                             Notary Public, Tarrant
                                             County, Texas
                                             My commission expires:

                                             5-24-01
                                             -----------------------



STATE OF TEXAS    ()

COUNTY OF TARRANT ()

         BEFORE ME, a Notary Public in and for said County and State on this 1st day of December, 1997, personally appeared SAMUEL L. CARLSON, Secretary of PANCHO'S MEXICAN BUFFET, INC., a Delaware Corporation, well known to me to be the officer and person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes therein expressed, and in the capacity therein stated, and as the act and deed of said corporation.


[Notary Public Seal]                         /s/ CAROLYN TETTS
                                             -----------------------
                                             Notary Public, Tarrant
                                             County, Texas
                                             My commission expires:

                                             5-24-01
                                             -----------------------